Exhibit 99.2

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Investor Relations
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Delta Reports Financial and Operating Performance for December 2016

ATLANTA, January 4, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for December 2016.

Consolidated passenger unit revenue (PRASM) for the month of December was flat year over year, driven by strong demand trends and improving close-in domestic yields as Delta’s capacity actions and revenue management strategies continue to benefit results.

In an Investor Update issued this morning, Delta announced that it now expects unit revenue to decline 2.5-3.0% for the December quarter given the better than expected result for the month of December.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
December consolidated PRASM change year over year	Flat
December mainline completion factor	99.8%
December on-time performance (preliminary DOT A14)	81.4%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Dec 2016	Dec 2015	Change		Dec 2016	Dec 2015	Change

RPMs (000):
Domestic	10,636,872	10,195,541	4.3%		130,780,386	126,298,054	3.5%
Delta Mainline	8,870,856	8,499,784	4.4%		109,948,769	105,455,123	4.3%
Regional	1,766,016	1,695,757	4.1%		20,831,617	20,842,931	(0.1%)
International	6,163,170	6,183,709	(0.3%)		82,308,456	83,327,226	(1.2%)
Latin America	1,837,398	1,691,067	8.7%		19,777,850	19,004,253	4.1%
Delta Mainline	1,795,684	1,644,213	9.2%		19,231,852	18,587,261	3.5%
Regional	41,715	46,854	(11.0%)		545,998	416,992	30.9%
Atlantic	2,656,911	2,687,898	(1.2%)		39,748,409	40,437,285	(1.7%)
Pacific	1,668,861	1,804,744	(7.5%)		22,782,196	23,885,688	(4.6%)
Total System	16,800,042	16,379,250	2.6%		213,088,842	209,625,280	1.7%

ASMs (000):
Domestic	12,385,749	11,980,819	3.4%		153,337,821	146,899,201	4.4%
Delta Mainline	10,235,778	9,882,013	3.6%		127,433,151	121,094,946	5.2%
Regional	2,149,971	2,098,806	2.4%		25,904,671	25,804,255	0.4%
International	7,312,212	7,422,953	(1.5%)		98,517,727	99,864,587	(1.3%)
Latin America	2,182,224	2,052,160	6.3%		23,296,894	22,966,274	1.4%
Delta Mainline	2,127,823	1,992,912	6.8%		22,607,753	22,435,424	0.8%
Regional	54,402	59,248	(8.2%)		689,141	530,850	29.8%
Atlantic	3,203,215	3,293,342	(2.7%)		49,249,067	49,095,568	0.3%
Pacific	1,926,773	2,077,451	(7.3%)		25,971,766	27,802,745	(6.6%)
Total System	19,697,961	19,403,772	1.5%		251,855,548	246,763,788	2.1%

Load Factor:
Domestic	85.9%	85.1%	0.8	pts	85.3%	86.0%	(0.7)	pts
Delta Mainline	86.7%	86.0%	0.7	pts	86.3%	87.1%	(0.8)	pts
Regional	82.1%	80.8%	1.3	pts	80.4%	80.8%	(0.4)	pts
International	84.3%	83.3%	1.0	pts	83.5%	83.4%	0.1	pts
Latin America	84.2%	82.4%	1.8	pts	84.9%	82.7%	2.2	pts
Delta Mainline	84.4%	82.5%	1.9	pts	85.1%	82.8%	2.3	pts
Regional	76.7%	79.1%	(2.4)	pts	79.2%	78.6%	0.6	pts
Atlantic	82.9%	81.6%	1.3	pts	80.7%	82.4%	(1.7)	pts
Pacific	86.6%	86.9%	(0.3)	pts	87.7%	85.9%	1.8	pts
Total System	85.3%	84.4%	0.9	pts	84.6%	84.9%	(0.3)	pts

Mainline Completion Factor	99.8%	99.8%	0.0	pts

Passengers Boarded	14,662,236	14,256,852	2.8%		183,741,787	179,394,417	2.4%

Cargo Ton Miles (000):	164,988	170,956	(3.5%)		1,980,210	2,192,785	(9.7%)

a Results include flights operated under contract carrier arrangements